Exhibit 10.3
                                                        ------------


                        SECURITY AGREEMENT

       AGREEMENT made this 30th day of May, 1997 by and between PROGRAMS FOR EDUCATION, INC., a New Jersey corporation with its principal place of business at Building #6 Cane Farm, Rosemont, New Jersey 08556 ("Programs"), BERNARD B. SHAPIRO, an individual with his principal residence at 186 Cafferty Road, Pipersville, PA
18947 ("Shapiro", with Programs and Shapiro hereinafter referred to as the "Secured Party"), and MODERN LEARNING PRESS, INC., a Delaware corporation with its principal place of business at 910 Church Street, Honesdale, Pennsylvania 18437 ("Debtor").

Debtor and Secured Party hereby agree as follows:

     1.   Grant of Security Interest.  To secure the punctual
          ---------------------------
payment and performance by Debtor of its obligations to Secured Party pursuant to (i) that certain promissory note of Debtor in favor of Programs in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) and dated the date hereof (the "Note"), and (ii) that certain Royalty Agreement between Shapiro and the Debtor and dated the date hereof (the "Royalty Agreement", the Note and Royalty Agreement collectively, the "Debt"), Debtor hereby grants to Secured Party a continuing first priority security interest in the Collateral (defined hereinafter). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

     2.   Collateral.  The "Collateral" in which a security
          -----------
interest in favor of the Secured Party is hereby granted is described in Schedule "A" annexed hereto and made a part hereof.

     3.   Debtor's Representations and Warranties.  Debtor
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warrants, represents and covenants to the Secured Party that:

          (a) The chief executive office and other places of business of Debtor, and its books and records relating to the Collateral and the Collateral are and have been since the date of Closing located at the address(es) set forth below:

               Building #6
               Cane Farm
               Rosemont, NJ 08556

               910 Church Street
               Honesdale, PA 18437

          (b) Debtor agrees that during the term of the Debt, it shall not transfer, assign or otherwise dispose of the Collateral.


          (c) Debtor will not merge or consolidate with any entity, other than Touchstone Applied Science Associates, Inc., without prior written notice to and consent of the Secured Party.

          (d) Debtor will use the Collateral with all reasonable care and caution and in conformity with all applicable laws, ordinances, rules and regulations.

          (e) The Secured Party shall at agreed dates and times, upon reasonable notice, but in no event more than once each year of the Debt, have the right to inspect the Collateral and any records pertaining thereto.

          (f) The Collateral is now and shall remain personal property, consisting of general intangibles and contract rights.

          (g) Debtor will perform all acts and execute all necessary documents reasonably requested by the Secured Party from time to time to evidence, maintain or enforce the Secured Party's first priority security interest granted herein, except that no continuation of this security interest shall be filed or effective upon payment in full of the Note;

          (h) At any time and from time to time, Debtor shall execute and deliver to the Secured Party such financing statements or other instruments or documents pursuant to the Uniform Commercial Code ("UCC") of the State of New Jersey, or Uniform Commercial Code of any other State affecting the Collateral (the "UCC"), as may be requested by the Secured Party in connection with this Security Agreement. Notwithstanding the prior sentence, no financing statement or other instruments or documents shall be executed by Debtor which shall continue the security interest of the Secured Party after payment in full of the Note, it being the intention of the parties that unless an Event of Default has occurred and is continuing under the Royalty Agreement at such time,this Security Agreement terminate upon payment in full of the Note regardless of any payment or performance obligations remaining under the Royalty Agreement at such time;

          (i) In its discretion, Secured Party may, at any time and from time to time, for the account of Debtor, pay any amount or do any act required of Debtor hereunder, which Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtor payable on demand together with interest at the highest rate then payable on the Debt;

          (j) Debtor will pay the Secured Party for all sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Security Agreement or in executing, defending, or protecting the security interest granted herein or in enforcing payment of the Debt, including but not limited to reasonable attorneys fees, all of which, together with interest at the highest rate then payable on the Debt, shall be part of the Debt, be payable on demand and be secured hereby;

          (k) Except as otherwise specifically provided in any agreement between the Secured Party and the Debtor, all proceeds of any Collateral received by Debtor after the occurrence of a default thereunder and the expiation of applicable cure periods, shall not be commingled with other property of Debtor, but shall be segregated, held by Debtor in trust for the Secured Party, and immediately delivered to the Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by the Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Debt, whether or not due and in any order the Secured Party may elect.

     4.   Default.  Any of the following events or occurrences
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shall constitute a "Default" under this Agreement and the Debt:

          (a) The default in the payment when due of any sum payable (i) hereunder, if not paid within ten (10) days after written notice thereof is given to Debtor by Secured Party; and
(ii) with respect to the Debt after the expiration of any applicable cure period;

          (b) The failure of the Debtor to perform any other obligations to be performed by it hereunder or under the Note or Royalty Agreement which are not performed within thirty (30) days after written notice thereof is given to Debtor by Secured
Party;

          (c) The occurrence of a default and expiration of any applicable cure period by any Guarantor of the Debt pursuant to its agreements with Secured Party;

          (d) Dissolution, insolvency, assignment for the benefits of creditors; commencement of a voluntary bankruptcy proceeding, or involuntary proceeding which is not withdrawn within sixty (60) days of filing thereof, under any Federal or State bankruptcy law now or hereinafter in existence; application for the appointment of a receiver or liquidating agent; issuance of an order of attachment against the Collateral;

          (e) Any representation made by Debtor in this Agreement proves to have been materially misleading when it was made.

     5.   Rights Upon Default.  Upon the occurrence of any Default
          --------------------
and at any time thereafter, the Secured Party shall have the right to declare the Note immediately due and payable without notice, demand or protest, all of which are hereby waived, and shall have all rights and remedies of a secured party under the UCC or federal copyright law or available to the Secured Party under the Debt; provided, however, that no costs or liabilities arising in connection with obtaining or protecting any federal copyright for any or all of the titles constituting the Collateral shall be chargeable to or reimbursable by, Debtor other than to the extent such federal copyrights were in existence at the date of this Agreement and assigned to Debtor. Debtor agrees to provide reasonable cooperation to Secured Party to obtain or protect such federal copyrights at Secured Party's cost and expense. All of the rights and remedies of Secured Party hereunder shall be cumulative, not exclusive and enforceable alternatively, successively or concurrently, including, but not limited to the following:

          (a) The right to enter at any time and from time to time, with or without judicial process or the aid and assistance of others, any premises where any Collateral may be located;

          (b) The right without resistance or interference by Debtor, to take possession of the Collateral; and/or dispose of any Collateral where located; and/or require Debtor to assemble and make available to the Secured Party at the expense of Debtor any Collateral at a place designated by the Secured Party which is reasonably convenient to both parties;

          (c) The right to remove any Collateral from where it is located for the purpose of effecting sale or other disposition thereof;

          (d) The right to sell, resell, license, assign and deliver, or otherwise dispose of any Collateral in its then condition, at the public or private sale or proceedings or otherwise, by one or more contracts, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as the Secured Party deems best, all without demand, but subject to the provisions of the UCC, including, but not limited to, notice of sale or other disposition as set forth in the UCC. If any Collateral is sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event the Secured Party may resell such Collateral. The Secured Party may buy any Collateral at any public sale.

     6.   Application of Proceeds Received.  The Secured Party may
          ---------------------------------
apply the sale proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys fees and other expenses which may be incurred by Secured Party to collect the Debt or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Debt in such order and as to principal, or interest or other charges as the Secured Party may desire; and Debtor shall remain liable and will pay the Secured Party, on demand, any deficiency remaining, together with interest thereon at the highest rate then payable on the Debt and the balance of any expenses unpaid, with any surplus to be paid to Debtor, subject to any duty of the Secured Party, imposed by law, to the holder of any subordinate interest in the Collateral actually known to the Secured Party.

     7.   Miscellaneous.
          --------------

          (a) The Secured Party shall not be deemed, by its acceptance of this Security Agreement, to have assumed any responsibility, or obligation or duty with respect to, any of the Collateral or its use, or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to take action to collect, preserve or protect its or Debtor's rights in the Collateral.

          (b) Debtor hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Debt, the Collateral or its use or disposition and Debtor hereby agrees to hold the Secured Party harmless from and with respect to any and such claims, causes of action and demands relating thereto; provided,
                                                       --------
however, this provision shall not require Debtor to indemnify
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Secured Party nor shall it release Secured Party from its
obligations and liabilities as set forth in the Asset Purchase Agreement and the exhibits and schedules annexed thereto and executed and delivered in connection therewith.

          (c) The Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Debt. No act, omission or delay by the Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Secured Party of any Default or right or remedy which it may have shall operate as a waiver of any other Default, right or remedy or of the same Default, right or remedy on a future occasion.

          (d) Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Debt of the Collateral, and all other notices and demands whatsoever
(except as expressly otherwise provided herein).

          (e) All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires.

          (f) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. This Security Agreement and all Debt shall be binding upon the successors, or assigns of Debtor and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party and its successors, endorsees and assigns. Notwithstanding the prior sentence, this Security Agreement may not be assigned by either party without the written consent of the other.

          (g) This Security Agreement and the Debt shall be governed, enforced and controlled by and in accordance with the laws of the State of New Jersey. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

          (h) Debtor acknowledges receipt of a copy of this Security Agreement.

          (i) If the provisions of this Security Agreement should conflict with the terms and provisions of the Asset Purchase Agreement entered into by the Debtor with the Secured Party in connection with the Debt, the terms and provisions of the Asset Purchase Agreement shall control any conflicting terms and provisions herein contained.

     IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Security Agreement in the State of New York as of the date first above written.

                              MODERN LEARNING PRESS, INC.


                              By:  /s/ WALTER BARBE
                                 -------------------------
                                   Walter Barbe, President


                              PROGRAMS FOR EDUCATION, INC.


                              By:  /s/ BERNARD B. SHAPIRO
                                 -------------------------------
                                   Bernard B. Shapiro, President



                                   /s/ BERNARD B. SHAPIRO
                                   -----------------------------
                                   Bernard B. Shapiro

STATE OF NEW YORK        )
                         )    SS.:
COUNTY OF ORANGE         )

     On the 30th day of May, 1997, before me personally came WALTER BARBE, to me known, who, by me duly sworn, did depose and say that deponent resides at Honesdale, Pennsylvania that deponent is the President of MODERN LEARNING PRESS, INC. the corporation described in, and which executed the foregoing instrument by order of the board of directors of the corporation; and that deponent signed deponent's name by like order.


                                   /s/ MAUREEN CRUSH
                              ---------------------------------
                                         Notary Public
                              Maureen Crush
                              Notary Public, State of New York
                              No. 4892935
                              Qualified in Greene County
                              Commission Expires 4/13/99

STATE OF NEW YORK        )
                         )    SS.:
COUNTY OF ORANGE         )

     On the 30th day of May, 1997, before me personally came BERNARD B. SHAPIRO, to me known, who, by me duly sworn, did depose and say that deponent resides at 186 Cafferty Road, Pipersville, PA 18947 that deponent is the President of PROGRAMS FOR EDUCATION, INC. the corporation described in, and which executed the foregoing instrument by order of the board of directors of the corporation; and that deponent signed deponent's name by like order.

                                   /s/ MAUREEN CRUSH
                              --------------------------------
                                         Notary Public
                              Maureen Crush
                              Notary Public, State of New York
                              No. 4892935
                              Qualified in Greene County
                              Commission Expires 4/13/99

STATE OF NEW YORK        )
                         )    SS.:
COUNTY OF ORANGE         )

     On the 30th day of May, 1997, before me personally came
BERNARD B. SHAPIRO, to me known and known to me to be the individual described in and who executed the foregoing instrument and acknowledged to me that he executed the same.

                                   /s/ MAUREEN CRUSH
                              --------------------------------
                                         Notary Public
                              Maureen Crush
                              Notary Public, State of New York
                              No. 4892935
                              Qualified in Greene County
                              Commission Expires 4/13/99

                           SCHEDULE "A"

          TO SECURITY AGREEMENT DATED AS OF MAY 30, 1997

         BETWEEN MODERN LEARNING PRESS, INC., AS DEBTOR,

                               AND

      PROGRAMS FOR EDUCATION, INC., AND BERNARD B. SHAPIRO,

                  COLLECTIVELY, AS SECURED PARTY

       All author/publisher contracts and other contracts and agreements, all as listed below, and any and all right, title and interest of Modern Learning Press, Inc. therein, including, but not limited to all intellectual property rights and goodwill (such collateral being collectively known as the "Intellectual Property"), which Intellectual Property was acquired by Modern Learning Press, Inc. from Programs for Education, Inc. in connection with that certain Asset Purchase Agreement dated the 30th day of May, 1997 by and between the parties.